                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation into this Form 10 of our report dated March 8, 2000, which was previously filed with the Securities and Exchange Commission on March 8, 2000 in connection with the Registrant's Registration Statement on Form S-1 (File No. 333-31984).



PricewaterhouseCoopers, ehf
Reykjavik, Iceland
April 14, 2000



/s/ Valdimar Gudnason
    Valdimar Gudnason


/s/ Vignir Rafn Gislason
    Vignir Rafn Gislason